UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report:

December 15, 1999

Commission File Number: 33-764-C

__________________INTERACTIVE GAMING & COMMUNICATIONS CORP.____________________

Exact name of Registrant as specified in its charter)

_____Delaware____________________________________________23-2838676____________

(State of Incorporation) (I.R.S. ID Number)

4070 Butler Pike, Suite 300

_____Plymouth Meeting, PA ________________________________19462________________

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (610)-941-0305

Securities registered pursuant to Section 12 (g) of the Act:

Common Stock, par value $.001 per share

Title of each class Name of each exchange on which registered

Common Stock NASDAQ Bulletin Board

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 of 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days.

(1)Yes X No __

(2)Yes X_ No __

Item 4. Changes In Registrant's Certifying Accountant

The Company has enaged Stefanou & Company, LLP (Stefanou") as its certifying accountant as of February 22, 2000 for the Company's fiscal year ending December 31, 1999. The Company has not consulted with Stefanou previously.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 29, 2000

Interactive Gaming & Communications Corp.

Michael Simone, President